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                                                                    Exhibit 23.1
                           CONSENT OF INDEPENDENT AUDITORS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Morrow Snowboards, Inc. of our reports dated February 16, 1996, included in Morrow Snowboards, Inc. and subsidiaries Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

                                  ARTHUR ANDERSEN LLP

Portland, Oregon
May 30, 1996